Exhibit 10.8(f)

To:            Citibank (New York State)
               99 Garnsey Road
               Pittsford, New York 14534

Attention:     Bernard F. Zimmer

From:          Brad Svalberg
               The Student Loan Corporation

Re:            Increasing Maximum of Omnibus Credit Agreement to $10 Billion

Date:          February 26, 1998


        Pursuant to Part I., Paragraph 1a. of the Omnibus Credit Agreement dated March 1, 1997 as amended, The Student Loan Corporation and Citibank (New York State) agree to expand the maximum allowable advances under the Omnibus Credit Agreement to $10 billion.


        THE STUDENT LOAN CORPORATION


        BY:   ___________________________________






        CITIBANK (NEW YORK STATE)


        BY:   ___________________________________





cc:    Robert Coffin, The Student Loan Corporation General Counsel